                            LIMITED POWER OF ATTORNEY
                      FOR SECTION 16 REPORTING OBLIGATIONS

       The undersigned hereby makes, constitutes, and appoints each of George W.
Patrick, Thomas S. Wyatt, and Karen K. Pettiford-Wilson, each acting individually, as his or her true and lawful attorney-in-fact, with full power and authority to:

1. submit the Form ID Application (along with signing the authentication), prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of American Water Works
Company, Inc. (the "Corporation"), with the United States Securities and
Exchange Commission, any national securities exchanges and the Corporation, as considered necessary or advisable under Section 16(a) of the Securities
Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

2. seek or obtain information on transactions in the Corporation's securities by the undersigned from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the attorney-in-fact and approves and ratifies any such release of information; and

3. perform any and all other acts which in the discretion of such attorney-in-
fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

       The undersigned hereby gives and grants each of the foregoing attorneys-in-fact:
full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited
Power of Attorney.     The undersigned acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

 The undersigned hereby grants this Limited Power of Attorney with the understanding that information provided to each such attorney-in-fact is strictly confidential and will not be disclosed to senior management, directors or other third parties whether affiliated or otherwise and will be used solely to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any national securities exchanges or similar authorities.

       The Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in the Corporation's securities, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in fact.

       IN WITNESS WHEREOF, the undersigned has caused this Limited Power of
Attorney to be executed as of this 25th day of February, 2008.

           By: /S/ Walter J. Lynch
                                    Signature

                                    Walter J. Lynch
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